UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
Furnished herewith as Exhibit 99.1 are slides that contain information regarding CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), that senior management of CST Brands, Inc., a Delaware corporation that owns and controls CrossAmerica GP LLC, the general partner of the Partnership, and senior management of the general partner of the Partnership will be utilizing in presentations to analysts and investors.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Safe Harbor Statement
Statements contained in the exhibit to this report regarding the Partnership’s operations that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. It is important to note that the Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission (the “SEC”).
The Partnership undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Partnership may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation Slides - CST Investor Update March 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Hamlet T. Newsom, Jr.
	Name:	Hamlet T. Newsom, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: February 29, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Investor Presentation Slides - CST Investor Update March 2016